                                                             EXHIBIT 23.08

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Building One Services Corporation of our report dated February 27, 1998, relating to the financial statements of Walker Engineering, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Hutton, Patterson & Company, P.C.

Hutton, Patterson & Company, P.C.
Dallas, Texas

February 22, 1999